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                     THOMAS MEDICAL PRODUCTS INVESTMENT PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. Thomas Medical Products, a Pennsylvania corporation (hereinafter referred to as the "Company"), pursuant to authorization by its Board of Directors, hereby establishes a stock purchase and stock option plan to be known as the "Thomas Medical Products Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of options solely to the Participants expressly designated herein. The Plan is not open or available to any other Employees of the Company.

         The Plan shall become effective as of June 1, 2000 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by providing Participants with an incentive for outstanding performance.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11 hereof. In the absence of an amendment adopted by the Board to extend the Plan, the Plan shall end ten years after the Effective Date.

                              ARTICLE 2 DEFINITIONS

         Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                    (a) "Option Agreement" means an agreement to be entered into by and between the Company and each Participant, setting forth the terms and conditions applicable to the grant of Options.

                    (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

                    (c) "Change in Control" shall mean the approval by the stockholders of the Company of (i) any consolidation or merger of the Company in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 80% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company.


                    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                    (e) "Committee" means a committee of the Board of Directors consisting of Terence D. Wall and Anthony Dimun, or such other individuals as the Board shall designate from time to time.


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                    (f)  "Director" means any individual who is a member of the
                         Board of Directors of the Company.

                    (g) "Disability" shall mean total and permanent disability as determined by the Committee.

                    (h) "Disqualifying Termination" shall mean a termination of employment for: (i) an act or acts of dishonesty committed by a Participant; or (ii) violations by a Participant of the policies and procedures of the Company which are either grossly negligent or willful and deliberate.

                    (i)  "Employee" means any employee of the Company.

                    (j)  "Fair Market Value" means $12 per share.

                    (k) "Option" means an option to purchase Shares granted under Article 6 hereof.

                    (l) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                    (m) "Participant" means solely and exclusively the following Employees of the Company who are being granted Options under the Plan:
                                      Joseph Thomas
                                      Theresa Holowis
                                      Andrew Armour

                    (n) "Plan Administrator" means the individual or committee designated by the Committee to administer this Plan.

                    (o) "Shares" means the shares of common stock of the Company.

                            ARTICLE 3 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Committee, or by a Plan Administrator appointed by the Committee.

         3.2 Authority of the Committee. The Committee shall have the power to determine the terms and conditions applicable to the grants of Options in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 hereof) to amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

         3.3 Decisions Binding. All interpretations of the Plan, determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Participants.

                      ARTICLE 4 SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. The total number of Shares available for grant under Options pursuant to the Plan may not exceed 125,000.


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         4.2 Lapsed Awards. If any Option grant under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Option shall again be available for grant under the Plan.


                         ARTICLE 5 PARTICIPATION

         Only the three Participants specifically identified above shall be given the opportunity to participate in the Plan.

                         ARTICLE 6 STOCK OPTIONS

         6.1 Option Grants. Subject to the terms and provisions of the Plan, Options are hereby granted to the Participants, subject to each Participant's execution of an Option agreement, as follows:

                           PARTICIPANT               NUMBER OF OPTIONS GRANTED
                           -----------               -------------------------
                           Joseph Thomas                     50,000
                           Theresa Holowis                   18,300
                           Andrew Armour                     22,000

         6.2 Option Price. The Option Price for each option granted under this Plan shall equal the Fair Market Value of a Share.

         6.3 Duration of Options. Each Option shall expire no later than ten years from the date on which the Option was granted.

         6.4 Exercise of Options. Options granted under the Plan shall be exercisable according to the Vesting Schedule set forth below, and shall be subject to such restrictions and conditions as the Committee shall approve:

                                                  VESTING SCHEDULE
                           On October 1, 2000                             30%
                           On October 1, 2001                             10%
                           On October 1, 2002                             60%

         6.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Plan Administrator, setting forth the number of Shares with respect to which the Option is to be exercised, including a statement of Participant's agreement to deliver full payment for the Shares within ninety
(90) days of the date of the notice. The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee also may allow any other means which the Committee determines to be consistent with the Plan's purposes and applicable law.

         6.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions required under any federal blue sky or state securities laws


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applicable to such Shares. Such restrictions shall be set forth in the Option
Agreement entered into with each of the Participants.

         6.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options granted to a Participant under the Plan shall be exercisable only by such Participant, except as set forth in Section
6.9 hereof.

         6.8 No Rights as a Shareholder. Prior to the purchase of Shares pursuant to an Option, a Participant shall not have the rights of a shareholder with respect to such Shares.

         6.9 Exercise of Options With Respect to Incapacitated Participants. If a Participant, who has met the vesting requirements described in Section 6.4 hereof, is under a legal disability or in the Committee's opinion incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may allow such Participant's legal representative to exercise the Participant's Options on behalf of the Participant. Actions taken pursuant to this Section by the Committee shall discharge all liabilities under the Plan.

                          ARTICLE 7 PUT AND CALL RIGHTS

         7.1 Sale to the Company by Participants. Any vested options may be sold to the Company upon the Participant's written notice of demand. The purchase price per Option share shall be calculated as follows:

(The Company's pre-tax income, determined in accordance with generally accepted accounting principles consistently applied, for the 12 calendar months preceding the calendar month in which notice is given x 7.26)
                                   divided by
             Total Shares Outstanding = Purchase Price per option

                    7.2 Call Right by the Company. In the event that a Participant's employment with the Company is terminated for any reason, the Company shall have the right but not the obligation to purchase the Participant's vested Option shares. The calculation of the purchase price per Option share shall be as set forth in paragraph 7.1 above.

                    7.3 The foregoing calculations as set forth in and described in paragraphs 7.1 and 7.2 are based upon the assumption that the Company has 1,000,000 Shares issued and outstanding. In the event of any change or adjustment to the number of shares issued and outstanding of the Company, the foregoing formula shall be adjusted ratably.

                       ARTICLE 8 TERMINATION OF EMPLOYMENT

         8.1 Termination by Reason of Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, the following provisions shall apply:

                           (a) Treatment of Stock Options. All outstanding Options granted to the Participant which have vested pursuant to the Vesting Schedule set forth above prior to the date of Participant's termination of employment) (the "Covered Options"), shall not be forfeitable in the event of death or Disability, but shall be forfeitable in the event of Retirement and, if not so forfeitable, shall remain exercisable at any time


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                           prior to their expiration date, or for one
                           (1) year after the date of death, Disability, or Retirement, whichever period is shorter, by the Participant or by such person or persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. The Plan Administrator shall, in all cases, determine the date of employment termination. All Options granted to the Participant pursuant to the Plan other than the Covered Options shall be forfeited and shall once again be available for grant under the Plan.

                           (b) Amounts Subject to Dispute. If at the time of a Participant's death, the Plan Administrator is unable to determine what person, persons or entity is entitled to exercise Options on behalf of the Participant, the Plan Administrator shall not be required to implement any directions to exercise such Options to any such person, persons or entity during the pendency of such dispute. Neither the Plan Administrator, the Committee or the Company shall be responsible for a failure to implement such exercise instructions during the pendency of such dispute, notwithstanding the fact that Options may diminish in value or expire during the pendency of such dispute.

                                    8.2 Disqualifying Termination. In the event
                           that the Company terminates the employment of a Participant as a result of a Disqualifying Termination, a Participant shall forfeit all Unvested Options. Any Covered Options may not be exercised at any time after the expiration of 90 days from the date of termination.

         8.3 Other Termination. In the event a Participant's employment is terminated for reasons other than death, Disability, Retirement or Disqualifying Termination,

                           A Participant shall forfeit all unvested Options granted to the Participant under the Plan which do not constitute Covered Options. Covered Options may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date.

         8.4 Retirement of Joseph Thomas. In the event of the retirement of Joseph Thomas, the Committee shall have the right, exercisable at its sole and absolute discretion, to cause the forfeiture of all unvested Options of each of the other Participants. In the event the Committee shall exercise this right, neither it nor the Company shall have any liability or obligation in respect thereof, except that it shall provide written notice to the Participants notifying each of them that their Unvested Options have been forfeited.

                        ARTICLE 9 RIGHTS OF PARTICIPANTS

         Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participating Employee's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

                          ARTICLE 10. CHANGE IN CONTROL

         If the Board so determines at any time in its discretion, the following provisions shall apply if a Change in Control occurs after such determination:

                           (a) Any and all Options granted hereunder shall become immediately exercisable (and shall remain exercisable throughout their entire term);


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                          (b) Subject to the other provisions of this Plan, the
                           Committee shall have the authority to make any modifications to the Options as are determined by the Committee to be appropriate before the effective date of the Change in Control.


               ARTICLE 11 AMENDMENT, MODIFICATION AND TERMINATION

         11.1 Amendment. Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

         11.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                             ARTICLE 12 WITHHOLDING

         12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.


                           ARTICLE 13 INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, the Board, or the Plan Administrator, and each agent retained by the Plan Administrator, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or any good faith failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                              ARTICLE 14 SUCCESSORS

         All obligations of the Company under the Plan, with respect to Plan Shares purchased and Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


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                          ARTICLE 15 LEGAL CONSTRUCTION

         15.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

         15.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         15.3 Requirements of Law. The granting of Options, and the issuance of Shares under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         15.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


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